Exhibit (h.20)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated April 25, 2000 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a Delaware statutory trust, is effective as of October 30, 2007.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By: /s/ Michael A. Latham
Name: Michael A. Latham
Title: Managing Director

By: /s/ Eilleen M. Clavere
Name: Eilleen M. Clavere
Title: Principal

iSHARES TRUST

By: /s/ Michael A. Latham
Name: Michael A. Latham
Title: President

Exhibit A

Russell 1000® Growth Index

Russell 1000® Index

Russell 1000® Value Index

Russell 2000® Growth Index

Russell 2000® Index

Russell 2000® Value Index

Russell 3000® Growth Index

Russell 3000® Index

Russell 3000® Value Index

Russell MicrocapTM Index

Russell Midcap® Growth Index

Russell Midcap® Index

Russell Midcap® Value Index